Exhibit 10.1

IVAX DIAGNOSTICS, INC.

July 13, 2005

Giorgio D’Urso

c/o IVAX Diagnostics, Inc.

2140 N. Miami Avenue

Miami, FL 33137

Re:	Employment Agreement, dated October 1, 1998, as amended February 24, 2004 (the “Agreement”)

Dear Mr. D’Urso:

As you are aware, we are parties to the Agreement, which sets forth the terms and conditions of your employment by IVAX Diagnostics, Inc. (the “Company”). Terms not defined herein shall have the meanings ascribed to them in the Agreement.

The Term of the Agreement is currently set to expire on February 24, 2006. As previously discussed, both you and the Company desire to extend the Term for an additional four (4) years on the same terms and conditions stated in the Agreement. Accordingly, the new expiration date of the Term will be February 24, 2010.

If the foregoing correctly sets forth our agreement, please sign this letter in the space indicated below and return a signed copy to my attention.

Sincerely,

IVAX Diagnostics, Inc.

By:	/s/ Duane Steele
Duane Steele,
Vice President –
Business Development

Accepted and agreed to by:

/s/ Giorgio D’Urso
Giorgio D’Urso